EXHIBIT 10.2
CONFORMED COPY
[Emdeon Letterhead]
February 1, 2006
Kevin Cameron
[Address]
Dear Kevin:
Reference is made to the Employment Agreement dated September 23, 2005 (the “Employment Agreement”) between you and Emdeon Corporation (formerly known as WebMD Corporation, the “Company”).
1.	Termination without Cause — WebMD Health Option. (A) Section 4.4 of the Employment Agreement is hereby amended by inserting a new clause (iv) to read as follows:
(iv)	that portion of the option to purchase shares of WebMD Health Corp. (“WebMD Health”) common stock granted to you on September 28, 2005 (the “WebMD Health Option”) that would have vested on the next vesting date following the date of termination shall be deemed vested on the date of termination and the WebMD Health Option shall remain exercisable for the post termination exercise period specified in the applicable option agreement plus an extension to the later of (A) the 15th day of the third month following such post-termination exercise period or (B) December 31 of the calendar in which such post-termination exercise period terminates (but in no event to a date after the termination of the original 10 year term).
(B) The first proviso immediately following clause (iv) is hereby amended by inserting the words “and the acceleration of vesting of the next vesting of the WebMD Health Option and the continued exercisability of the WebMD Health Option” immediately following the words “Existing Stock Options” in the second line of such proviso.
2.	Change in Control. (A) The second sentence of Section 4.5 of the Employment Agreement is amended by adding after clause (iv) a new clause (v) to read as follows:

“and (v) the WebMD Health Option shall be deemed fully vested on the date of termination and the post termination exercise period shall be as specified in Section 4.4(iv)”.
     (B) The definition of a “Change in Control” contained in the last sentence of Section 4.5 is hereby amended in its entirety to read as follows:
       “For purposes of this Agreement, a “Change in Control” shall have the meaning specified in the Company’s 2000 Long Term Incentive Plan as in effect on the date hereof. For the avoidance of doubt, no public offering or any split-off, spin-off or other divestiture of WebMD Health by the Company to stockholders shall constitute a Change in Control of the Company or of WebMD Health for purposes of the Agreement.”
     (C) Section 4.5 of the Employment Agreement is hereby amended by inserting a subsection (B) at the end thereof:
     “(B) For purposes of this Agreement, a “Change in Control of WebMD Health” shall be deemed to have occurred:
(i)	when any “person”, as defined in Section 3(a)(9) of the Securities Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group”, as defined in Section 13(d) and 14(d) thereof (but excluding WebMD Health (and any successor to WebMD Health in a transaction which did not result in a Change in Control), any subsidiary or parent of WebMD Health and any employee benefit plan sponsored or maintained by WebMD Health or any subsidiary or parent of WebMD Health (including any trustee of such plan acting as trustee)) directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of WebMD Health representing more than 50% of the combined voting power of its then outstanding securities;

(ii)	when, at any time during the Employment Period, the individuals who constitute the WebMD Health Board on the Effective Date (the “WebMD Health Incumbent Directors”) cease for any reason to constitute at least a majority thereof; provided, however, that a director who was not a director on February 1, 2006 shall be deemed to be a WebMD Health Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least a majority of the directors of WebMD Health who then qualified as WebMD Health Incumbent Directors, either actually (because they were directors on February 1, 2006) or by prior operation of this clause (ii);

(iii)	when there is consummated a merger or consolidation of WebMD Health with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of WebMD Health outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of WebMD Health or any subsidiary or parent of WebMD Health, more than 50% of the combined voting power of the securities of WebMD Health or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of WebMD Health (or similar transaction) in which no person becomes the beneficial owner, directly or indirectly, of securities of WebMD Health representing more than 50% of the combined voting power of WebMD Health’s then outstanding securities;

(iv)	when there is a sale or disposition of all or substantially all of WebMD Health’s assets, other than a sale or disposition by WebMD Health of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the outstanding securities of which are owned by stockholders of WebMD Health in substantially the same proportions as their ownership of WebMD Health immediately prior to such sale; or

(v)	when WebMD Health adopts a plan of complete liquidation.
In the event of the occurrence of a Change in Control of WebMD Health or WebMD Health is no longer an Affiliate (as defined in the WebMD Health Corp. 2005 Long Term Incentive Plan) of the Company, the WebMD Health Option shall be deemed fully vested on such date of the Change in Control of WebMD Health or the date that the Company is no longer an Affiliate of WebMD Health and the post termination exercise period shall be as specified in Section 4.4(iv).”
3.	Good Reason. Section 4.6 of the Employment Agreement is amended by inserting in the last sentence thereof “and the acceleration of vesting of the next vesting of the WebMD Health Option and the continued exercisability of the WebMD Health Option” immediately following the words “Existing Stock Options” in the second line of such sentence.

4.	Permanent Disability; Death. Section 4.2 of the Employment Agreement is amended by inserting the following sentence at the end thereof: “For the sake of clarity, in the event that Executive’s employment is terminated as a result of his death or a Permanent Disability following a Change in Control of the Company, Executive (or his estate) shall be entitled to the payments and benefits specified in Section 4.5 (or such greater benefits as may be provided in the applicable equity plan with respect to death or Disability).”

5.	Section 409A Amendments. Section 4 of the Employment Agreement is hereby amended by inserting a new Section 4.8 to read as follows: “Any payments (including, without limitation, salary continuation and the payment of insurance premiums) required to be paid to Executive pursuant to Sections 4.2, 4.4, 4.5 or 4.6 of this Agreement during the first six months following the termination of

Executive’s employment shall be paid to or on behalf of Executive in a lump sum at the end of such six-month period in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), provided that such delay in payments will not apply to the extent that guidance issued under Section 409A allow payments to be made when otherwise due without subjecting the Executive to additional taxes under Section 409A.”
You hereby acknowledge that in no event is the Employment Agreement intended to extend the term of any option granted to you beyond the original 10 year term applicable to the option.
By signing below you acknowledge your acceptance of this amendment. Except as set forth herein, the Employment Agreement remains in full force and effect and is hereby ratified in all respects. All references to the Employment Agreement shall be deemed a reference to the Employment Agreement as amended hereby.

EMDEON CORPORATION

/s/ Andrew C. Corbin

Name: Title:	Andrew C. Corbin Executive Vice President and Chief Financial Officer

Acknowledged and Agreed

/s/ Kevin M. Cameron

Kevin Cameron
Dated: February 1, 2006

WEBMD HEALTH CORP. (with respect to the provisions related to the WebMD Health Option)

/s/ Anthony Vuolo

Name: Title:	Anthony Vuolo Executive Vice President and Chief Financial Officer

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